Exhibit 99.3

KEMPER CORPORATION

ONE E. WACKER DRIVE

10TH FLOOR

CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 31, 2018. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 30, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 31, 2018. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 30, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E47290-P09353	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

KEMPER CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

3.	Election of Directors

	Nominees:		For	Against	Abstain

	3a.	George N. Cochran	☐	☐	☐

	3b.	Kathleen M. Cronin	☐	☐	☐

	3c.	Douglas G. Geoga	☐	☐	☐

	3d.	Thomas M. Goldstein	☐	☐	☐

	3e.	Lacy M. Johnson	☐	☐	☐

	3f.	Robert J. Joyce	☐	☐	☐

	3g.	Joseph P. Lacher, Jr.	☐	☐	☐

	3h.	Christopher B. Sarofim	☐	☐	☐

	3i.	David P. Storch	☐	☐	☐

	3j.	Susan D. Whiting	☐	☐	☐

		For	Against	Abstain

1.	To approve the issuance of shares of Kemper Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of February 13, 2018, by and among Kemper Corporation, a wholly owned subsidiary of Kemper Corporation and Infinity Property and Casualty Corporation (the “share issuance proposal”).	☐	☐	☐

2.	To adjourn the Kemper Corporation annual meeting for a period of no longer than twenty business days in the aggregate, if necessary or appropriate, including to permit further solicitation of proxies in favor of the share issuance proposal if there are insufficient votes at the time of the annual meeting to approve the share issuance proposal.	☐	☐	☐

4.	Advisory vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2018.	☐	☐	☐

5.	Advisory vote to approve the compensation of the Named Executive Officers.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here (see reverse for instructions)				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian, or corporate officer, please give full title as such. Joint owners must each sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E47291-P09353

KEMPER CORPORATION

Annual Meeting of Shareholders

June 1, 2018 8:00 A.M. Central Daylight Time

This proxy is solicited by the Board of Directors

The undersigned appoints Joseph P. Lacher, Jr. and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of April 16, 2018, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Daylight Time on June 1, 2018, at The Kemper Building, One East Wacker Drive, 20th Floor, Chicago, IL 60601, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) Retirement Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 A.M. Central Daylight Time on May 30, 2018.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side